SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012

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URSTADT BIDDLE PROPERTIES INC.

(Exact Name of Registrant as Specified in Charter)

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STATE OF MARYLAND (State or Other Jurisdiction of Incorporation)	1-12803 (Commission File Number)	04-2458042 (I.R.S. Employer Identification No.)

321 Railroad Avenue, Greenwich, CT (Address of Principal Executive Offices)	06830 (Zip Code)

(203) 863-8200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On October 22, 2012, Urstadt Biddle Properties Inc. (the “Company”) announced that it will redeem all the issued and outstanding shares of its 8.50% Series E Senior Cumulative Preferred Stock (the “Series E Preferred Stock”) on November 21, 2012.  The Series E Preferred Stock will be redeemed at a price of $25.77 per share.  Under the Articles Supplementary that created the Series E Preferred Stock, this represents a make-whole price for the early redemption prior to the fifth anniversary of the issuance of the shares.  The make-whole price above excludes the $0.53125 per share dividend payable on October 31, 2012 to holders of record of the Series E Preferred Stock as of October 19, 2012.  That dividend will be paid on the regular payment date, prior to the redemption date.  The notice of redemption was mailed to the holder of the Series E Preferred Stock on October 22, 2012.

A copy of the press release announcing the redemption is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

On October 22, 2012, the Company, through privately negotiated transactions, repurchased an aggregate of 175,973 shares of its 8.5% Series C Cumulative Preferred Stock for an aggregate purchase price of approximately $18.2 million.

Item 9.01

Financial Statements and Exhibits.

(a)

Not applicable

(b)

Not applicable

(c)

Not applicable

(d)

Exhibits

Exhibit 99.1	Press Release of Urstadt Biddle Properties Inc. dated October 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URSTADT BIDDLE PROPERTIES INC.
(Registrant)

DATE: October 23, 2012	By: /s/ John T. Hayes John T. Hayes Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Urstadt Biddle Properties Inc. dated October 22, 2012.